Indemnification Agreement

EXHIBIT 10.4
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”), made and entered into as of the [DATE] day of [DATE], [2016], by and between IHS Markit Ltd., a Bermuda exempted company (the “Company”) and [NAME] (“Indemnitee”).
W I T N E S S E T H:
WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself.
WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.
WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities.
WHEREAS, the Bye-laws of the Company provide that the Company shall indemnify and advance expenses to all directors and officers of the Company in the manner set forth therein and to the fullest extent permitted by applicable law. In addition, Indemnitee may be entitled to indemnification pursuant to the Company’s Bye-laws and to the extent permitted by the Companies Act 1981 of Bermuda (the “Companies Act”). The Companies Act expressly provides that the indemnification provisions set forth in the Company’s Bye-laws are not exclusive, and thereby contemplates that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification.
WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

Confidential \ Copyright © 2016 IHS Markit Ltd.

Indemnification Agreement

WHEREAS, this Agreement is a supplement to and in furtherance of the Bye-laws of the Company and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
WHEREAS, Indemnitee is concerned that the protection available under the Company’s Bye-laws and insurance may not be adequate in the present circumstances, and may not be willing to serve the Company as an officer or director or in another capacity without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that express indemnification is provided.
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, do hereby covenant and agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
(a)    As used in this Agreement:
“Change of Control” means any one of the following circumstances occurring after the date hereof: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) under the Exchange Act, regardless of whether the Company is then subject to such reporting requirement; (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall have become, without prior approval of the Company’s Board by approval of at least a majority of the Continuing Directors, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then issued and outstanding voting securities (provided that, for purposes of this clause (ii), the term “person” shall exclude (x) the Company, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (z) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company); (iii) there occurs a merger, amalgamation or consolidation of the Company with any other entity, other than a merger, amalgamation or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining issued and outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity issued and outstanding immediately after such merger, amalgamation or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; (iv) all or substantially all the

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assets of the Company are sold or disposed of in a transaction or series of related transactions; (v) the approval by the shareholders of the Company of a complete liquidation of the Company; or (vi) the Continuing Directors cease for any reason to constitute at least a majority of the members of the Board.
“Continuing Director” means (i) each director on the Board on the date hereof or (ii) any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date hereof or whose election or nomination was so approved.
“Corporate Status” means the status of a person who is or was a director, officer, trustee, general partner, managing member, manager, fiduciary, board of directors’ committee member, employee or agent of the Company or of any other Enterprise.
“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
“Enterprise” means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Expenses” means all direct and indirect costs (including attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses) reasonably incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or (ii) establishing, interpreting, defending or enforcing a right to indemnification under this Agreement, the Company’s Bye-laws, applicable law or otherwise. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent; any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (on a grossed up basis); and any interest, assessments or other charges in respect of the foregoing. For the avoidance of doubt, Expenses, however, shall not include any Liabilities.
“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent

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Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
“Liabilities” means any losses or liabilities, including any judgments, fines (including any excise taxes assessed with respect to any employee benefit plan) and penalties, penalties and amounts paid in settlement, arising out of or in connection with any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines (including any excise taxes assessed with respect to any employee benefit plan) and penalties, penalties or amounts paid in settlement), provided that Liabilities shall not include any Expenses.
“Proceeding” means any threatened, pending or completed action, derivative action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative, arbitrative or investigative, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, or any inquiry, hearing or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding hereinabove listed in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of any Corporate Status of Indemnitee, or by reason of any action taken (or failure to act) by him or her or of any action (or failure to act) on his or her part while serving in any Corporate Status.
(b)    For the purposes of this Agreement:
References to the “Company” shall include, in addition to the resulting or surviving company or corporation, any constituent company or corporation (including any constituent of a constituent) absorbed in a consolidation, amalgamation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee, or agent of such constituent company or corporation or is or was serving at the request of such constituent company or corporation as a director, officer, employee, or agent of another company or corporation, partnership, joint venture, trust or other enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving company or corporation as Indemnitee would have with respect to such constituent company or corporation if its separate existence had continued.
References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit

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plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
Reference to “including” shall mean “including, without limitation,” regardless of whether the words “without limitation” actually appear, references to the words “herein,” “hereof” and “hereunder” and other words of similar import shall refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection or other subdivision.
ARTICLE 2
SERVICES BY INDEMNITEE
Section 2.01.    Services by Indemnitee. Indemnitee hereby agrees to serve or continue to serve as a director, officer or key employee of the Company, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is removed. This Agreement does not create or otherwise establish any right on the part of Indemnitee to be and continue to be elected or appointed a director, officer or employee of the Company and does not create an employment contract between the Company and Indemnitee.

ARTICLE 3
INDEMNIFICATION
Section 3.01.    General. (a) Subject to Section 3.02, the Company hereby agrees to and shall indemnify Indemnitee and hold Indemnitee harmless from and against any and all Expenses and Liabilities, in either case, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status, to the fullest extent permitted by applicable law. The Company’s indemnification obligations set forth in this Section 3.01 shall apply (i) in respect of Indemnitee’s past, present and future service in any Corporate Status and (ii) regardless of whether Indemnitee is serving in any Corporate Status at the time any such Expense or Liability is incurred.
For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:
(i)    to the fullest extent permitted by any provision of the Companies Act as in effect on the date of this Agreement, or the corresponding provision of any successor statute, and
(ii)    to the fullest extent authorized or permitted by any amendments to or replacements of the Companies Act adopted after the date of this Agreement.

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(b)    Subject to Section 3.02, without limiting the scope of the indemnity provided under any other provision of this Agreement (including Section 3.01(a)), if Indemnitee has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the Supreme Court of Bermuda for relief pursuant to Section 281 of the Companies Act and, to the extent that such court relieves him, either wholly or partly, from his liability in accordance with Section 281 of the Companies Act, Indemnitee shall be indemnified against any liability incurred by him in defending any Proceedings in accordance with paragraph 98(2)(b) of the Companies Act.
(c)    Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness or other participant in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection therewith.
(d)    Expenses as a Party Where Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
Section 3.02.    Exclusions. Notwithstanding any provision of this Agreement and unless Indemnitee ultimately is successful on the merits with respect to any such claim, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:
(a)    for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the

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payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or
(b)    except as otherwise provided in Section 6.01(e), prior to a Change of Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee (other than any cross claim or counterclaim asserted by the Indemnitee), including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iii) such indemnification or advancement of Expenses is otherwise required under the Companies Act; or
(c)    for any Liability in respect of Indemnitee’s fraud or dishonesty in relation to the Company in accordance with Bermuda law.

ARTICLE 4
ADVANCEMENT OF EXPENSES; DEFENSE OF CLAIMS
Section 4.01.    Advances. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance any Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding within thirty (30) days after the receipt by the Company of each statement requesting such advance from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Nothing in this Section 4.01 shall require the Company to advance Expenses in any case in which indemnification would not be permitted under Section 3.02(a), or Section 3.02(b) or following the final disposition of a matter under Section 3.02(c).
Section 4.02.    Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company for all Expenses advanced by the Company pursuant to Section 4.01, in the event and only to the extent that it shall be determined by final judgment or other final adjudication under the provisions of any applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company for such Expenses.
Section 4.03.    Defense of Claims. The Company will be entitled to participate in the Proceeding at its own expense. The Company shall be entitled to assume the defense of any Proceeding with counsel consented to by Indemnitee (such consent not to be unreasonably withheld) upon the delivery by the Company to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, consent to such counsel

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by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to such Proceeding, provided that (i) Indemnitee shall have the right to employ separate counsel in respect of any Proceeding at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized in writing by the Company, (B) Indemnitee shall have reasonably concluded upon the advice of counsel that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding or (C) the Company shall not in fact have employed counsel to assume the defense of such Proceeding within a reasonable period of time after having been requested to do so, then in each such case, the fees and expenses of Indemnitee’s counsel shall be at the Company’s expense. The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent, such consent not to be unreasonably withheld. Indemnitee shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on the Company without the Company’s prior written consent, such consent not to be unreasonably withheld.

ARTICLE 5
PROCEDURES FOR NOTIFICATION OF AND DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION
Section 5.01.    Notification; Request For Indemnification. (a) As soon as reasonably practicable after receipt by Indemnitee of written notice that he is a party to or a participant (as a witness or otherwise) in any Proceeding or of any other matter in respect of which Indemnitee intends to seek indemnification or advancement of Expenses hereunder, Indemnitee shall provide to the Company written notice thereof, including the nature of and the facts underlying the Proceeding. The omission by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise.
(b)    To obtain indemnification under this Agreement, Indemnitee shall deliver to the Company a written request for indemnification, including therewith such information as is reasonably available to Indemnitee and reasonably necessary to determine Indemnitee’s entitlement to indemnification hereunder. Such request(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Indemnitee’s entitlement to indemnification shall be determined according to Section 5.02 of this Agreement and applicable law.
Section 5.02.    Determination of Entitlement. (a) Where there has been a written request by Indemnitee for indemnification pursuant to Section 5.01(b), then as soon as is reasonably practicable (but in any event not later than 60 days) after final disposition of the relevant Proceeding, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change of

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Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within thirty (30) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification).
(b)    If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 5.02(a)(ii), such Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 5.02(a)(i)(C) (or if Indemnitee requests that such selection be made by the Board), such Independent Counsel shall be selected by the Company in which case the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within sixty (60) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 45 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 5.01(b) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a

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person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5.02(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 6.01(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(c)    The Company agrees to pay the reasonable fees and expenses of any Independent Counsel serving under this Agreement.
Section 5.03.    Presumptions and Burdens of Proof; Effect of Certain Proceedings. (a) In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5.01(b) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burdens of evidence and persuasion to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of any person, persons or entity to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by any person, persons or entity that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
(b)    If the person, persons or entity empowered or selected under Section 5.02 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within the sixty (60) day period referred to in Section 5.02(a), the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.
(c)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that (i) Indemnitee did not act in good faith and in a manner which he reasonably believed to be in

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or not opposed to the best interests of the Company or (ii) with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful, or that Indemnitee did not otherwise satisfy the applicable standard of conduct to be indemnified pursuant to this Agreement.
(d)    For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is in good faith reliance on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 5.03(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.
(e)    The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

ARTICLE 6
REMEDIES OF INDEMNITEE
Section 6.01.    Adjudication or Arbitration. In the event of any dispute between Indemnitee and the Company hereunder as to entitlement to indemnification or advancement of Expenses (including where (i) a determination is made pursuant to Section 5.02 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4.01 of this Agreement, (iii) payment of indemnification pursuant to Section 3.01 of this Agreement is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, (iv) no determination as to entitlement to indemnification is timely made pursuant to Section 5.02 of this Agreement and no payment of indemnification is made within thirty (30) days after entitlement is deemed to have been determined pursuant to Section 5.03(b)) or (v) a contribution payment is not made in a timely manner pursuant to Section 8.04 of this Agreement, then Indemnitee shall be entitled to an adjudication by a court of his or her entitlement to such indemnification, contribution or advancement. Alternatively, in such case, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
(b)    In the event that a determination shall have been made pursuant to Section 5.02 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6.01 shall be conducted in all

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respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 6.01 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 5.02(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 6.01, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 4.02 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).
(c)    If a determination shall have been made pursuant to Section 5.02(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 6.01, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)    The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.01 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
(e)    The Company shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within thirty (30) days after the Company’s receipt of such written request) advance such Expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee for (i) indemnification or advances of Expenses by the Company (or otherwise for the enforcement, interpretation or defense of his or her rights) under this Agreement or any other agreement, including any other indemnification, contribution or advancement agreement, or any provision of the Company’s Bye-laws now or hereafter in effect or (ii) recovery or advances under any directors’ and officers’ liability insurance policy maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, contribution, advancement or insurance recovery, as the case may be.

ARTICLE 7
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
Section 7.01.    D&O Liability Insurance. The Company shall obtain and maintain a policy or policies of insurance (“D&O Liability Insurance”) with reputable insurance

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companies providing liability insurance for directors and officers of the Company in their capacities as such (and for any capacity in which any director or officer of the Company serves any other Enterprise at the request of the Company), in respect of acts or omissions occurring while serving in such capacity, on terms with respect to coverage and amount (including with respect to the payment of Expenses) no less favorable than those of such policy in effect on the date hereof.
Section 7.02.    Evidence of Coverage. Upon request by Indemnitee, the Company shall provide copies of all policies of D&O Liability Insurance obtained and maintained in accordance with Section 7.01 of this Agreement. The Company shall promptly notify Indemnitee of any changes in such insurance coverage.

ARTICLE 8
MISCELLANEOUS
Section 8.01.    Nonexclusivity of Rights. The rights of indemnification, contribution and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Company’s Bye-laws, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
Section 8.02.    Insurance and Subrogation. (a) Indemnitee shall be covered by the Company’s D&O Liability Insurance in accordance with its or their terms to the maximum extent of the coverage available for any similarly-situated director or officer under such policy or policies. If, at the time the Company receives notice of a claim hereunder, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.
(b)    In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

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(c)    The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided) hereunder if and to the extent that Indemnitee has actually received such payment under any insurance policy or other indemnity provision.
Section 8.03.    The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, board of directors’ committee member, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise.
Section 8.04.    Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
Section 8.05.    Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit, restrict or reduce any right of Indemnitee under this Agreement in respect of any act or omission, or any event occurring, prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, (i) permits greater indemnification, contribution or advancement of Expenses than would be afforded currently under the Company’s Bye-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change or (ii) limits rights with respect to indemnification, contribution or advancement of Expenses, it is the intent of the parties hereto that the rights with respect to indemnification, contribution or advancement of Expenses in effect prior to such change shall remain in full force and effect to the extent permitted by applicable law.
Section 8.06.    Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right,

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power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
Section 8.07.    Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement, provided that this Agreement is a supplement to and in furtherance of the Bye-laws of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
Section 8.08.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
Section 8.09.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing including facsimile transmission or electronic mail (“e-mail”) transmission so long as confirmation of receipt of such e-mail is requested and received. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. The address for notice to a party is as shown on the signature page of this Agreement, or such other address as any party shall have given by written notice to the other party as provided above.
Section 8.10.    Binding Effect. (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.
(b)    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, amalgamation, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and

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executors, administrators, personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, amalgamation, consolidation or otherwise) to all or substantially all, or a substantial part of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.
(c)    The indemnification, contribution and advancement of Expenses provided by, or granted pursuant to this Agreement shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of such a person.
Section 8.11.    Governing Law. This Agreement and the legal relations among the parties under this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflict of laws rules.
Section 8.12.    Consent To Jurisdiction. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 6.01(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the State or Federal courts in New York, New York located in the Borough of Manhattan, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of such courts for purposes of any action, suit or other proceeding arising out of, related to or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in New York, (A) Adam Kansler, General Counsel, c/o Markit North America Inc., 620 8th Avenue, 35th Floor, New York, New York, 10018 with respect to the Company and (B) CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York, 10011 with respect to the Indemnitee, as its agent in New York, for receipt of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within New York, (iv) waive any objection to the laying of venue of any such action, suit or other proceeding in such courts, and (v) waive, and agree not to plead or to make, any claim that any such action, suit or other proceeding brought in such courts has been brought in an improper or inconvenient forum.
Section 8.13.    Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
Section 8.14.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart

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signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
Section 8.15.    Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

IHS MARKIT LTD.
By:
Name:
Title:
Address:	4th Floor, Ropemaker Place 25 Ropemaker Street London EC2Y 9LY United Kingdom

E-Mail:
Attention:	General Counsel

[NAME]

Address: Facsimile: E-mail: With a copy to: Address: Facsimile: Attention:

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